Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Savara Inc. of our report dated March 13, 2019 relating to the financial statements which appears in Savara Inc’s Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ PricewaterhouseCoopers LLP

Austin, Texas

April 17, 2020